As filed with the Securities and Exchange Commission on September 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Exscientia plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

The Schrödinger Building

Oxford Science Park

Oxford OX4 4GE

United Kingdom

Tel: +44 (0) 1865 818941

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Exscientia Inc.

Office 316

2125 Biscayne Blvd.

Miami, Florida 33137

United States

Tel: +1 954 406 8602

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Marc Recht Cooley LLP 55 Hudson Yards New York, New York 10001 +1 212 479 6000	David Boles Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055	Andrew Harrow Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200	Robert Puopolo Seo Salimi William A. Magioncalda Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 +1 617 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-259431)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)(4)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(4)	AMOUNT OF REGISTRATION FEE(4)
Ordinary shares, nominal value £0.0005 per share(1)	867,977	$22.00	$19,095,494	$2,084

(1)	These ordinary shares are represented by American Depositary Shares (“ADSs”), each of which represents one ordinary share of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-259724), including any amendments thereto.

(2)	The registrant previously registered securities at an aggregate offering price not to exceed $331,309,506 on a Registration Statement on Form F-1, as amended (File No. 333-259431), which was declared effective on September 30, 2021 (the “Initial Registration Statement”). Represents only the number of ordinary shares being registered pursuant to this Registration Statement, which includes 113,215 ordinary shares represented by ADSs that the underwriters have the option to purchase, and are in addition to the 15,059,523 ordinary shares represented by ADSs that were registered pursuant to the Initial Registration Statement, which included 1,964,285 ordinary shares represented by ADSs that the underwriters have the option to purchase.

(3)	Based on the public offering price of $22.00 per ADS.
(4)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $331,309,506 on a Registration Statement on Form F-1, as amended (File No. 333-259431), which was declared effective by the Securities and Exchange Commission on September 30, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement is hereby registered, which includes ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the registrant previously registered on the Initial Registration Statement.

The registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, nominal value £0.0005 per share, of Exscientia plc (the “Registrant”), pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-259431) (the “Initial Registration Statement”), which the Commission declared effective on September 30, 2021, and is being filed solely for the purpose of increasing the number of ordinary shares represented by American Depositary Shares (“ADSs”) to be offered in the public offering by 867,977 shares, including 113,215 shares represented by ADSs that may be sold pursuant to the underwriters’ option to purchase additional ADSs. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1, as amended (File No. 333-259431), filed with the Commission on September 17, 2021).
23.1	Consent of PricewaterhouseCoopers LLP, the Registrant’s independent registered public accounting firm.
23.2	Consent of Cooley (UK) LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-259431), filed with the Commission on September 10, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxford, United Kingdom, on September 30, 2021.

EXSCIENTIA PLC

By:	/s/ Andrew Hopkins
Name:	Andrew Hopkins, DPhil, FRSE, FRSC
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Hopkins	Chief Executive Officer and Director
Andrew Hopkins, DPhil, FRSE, FRSC	(Principal Executive Officer)	September 30, 2021

/s/ Ben Taylor	Chief Financial Officer
Ben Taylor	(Principal Financial Officer and Principal Accounting Officer)	September 30, 2021

*
David Nicholson, Ph.D.	Chairman of the Board of Directors	September 30, 2021

*
Elizabeth Crain	Director	September 30, 2021

*
Robert Ghenchev	Director	September 30, 2021

*
Joanne Xu	Director	September 30, 2021

*
Mario Polywka, DPhil	Director	September 30, 2021

*By:	/s/ Andrew Hopkins
Andrew Hopkins, DPhil, FRSE, FRSC Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Exscientia plc, has signed this registration statement or amendment thereto on September 30, 2021.

Exscientia Inc.

By:	/s/ Andrew Hopkins
Name:	Andrew Hopkins, DPhil, FRSE, FRSC
Title:	Authorized Signatory